Exhibit 99.1

RE:	MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:

Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5400	(312) 640-6768

FOR IMMEDIATE RELEASE

TUESDAY, JUNE 20, 2006

MHI HOSPITALITY CORPORATION ANNOUNCES

AGREEMENT TO SELL WILLIAMSBURG HOLIDAY INN

Williamsburg, VA – June 20, 2006 – MHI Hospitality Corporation (AMEX: MDH), announced today that it has entered into a definitive agreement to sell the 137-room Holiday Inn Downtown, located in Williamsburg, Virginia for $4.75 million. MHI will provide $400,000 in a seller-financed note, which will have a security interest in the hotel and a personal guarantee from affiliates of the buyer. The balance of the purchase price will be paid in cash upon closing, which, subject to customary conditions, is expected in the third quarter of 2006. The company agreed to fund up to $250,000 of the buyer’s costs in the event a product improvement plan is required as a condition to assignment of the Holiday Inn franchise. The company intends to deploy the proceeds from the sale of the hotel into future projects via a 1031 like-kind exchange.

Andrew M. Sims, the president and CEO of the company stated, “We are pleased to have this signed agreement to dispose of our Williamsburg Holiday Inn. The sale of this non-core asset aligns with our strategy to focus on larger hotels in intrinsically strong markets having superior upside potential for well-positioned assets.”

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale, and upper upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,673 rooms, all of which operate under the Hilton and Intercontinental Hotels Group brands. In addition to these seven hotels, the company has a leasehold interest in the common area of a resort condominium property, Shell Island Resort, which has approximately 160 condominium suites owned by individual owners. The company is listed on the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the

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MHI Hospitality Corporation

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small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.